Exhibit 10.1

Exhibit 10.1 as filed with 10-Q	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

FIRST AMENDMENT TO AMENDED AND RESTATED SERVICES AGREEMENT

This FIRST AMENDMENT TO THE AMENDED AND RESTATED SERVICES AGREEMENT (this “First Amendment”) is made and entered into as of April 7, 2006 (the “First Amendment Effective Date”) by and between DIRECTV, Inc., a California corporation (“DIRECTV”), and TiVo Inc., a Delaware corporation (“TiVo”) (collectively, the “Parties”).

Recitals

Whereas, the Parties entered into that certain Amended and Restated Services Agreement having an effective date of March 31, 2005 (the “Services Agreement”);

Whereas, the Parties wish to amend certain provisions in the Services Agreement.

Now, Therefore, the Parties agree as follows:

Agreement

Unless stated otherwise, capitalized terms used herein shall have the meanings set forth in the Services Agreement.

1.	TiVo’s TiVoVision Use. Section 2.3(b) is hereby amended to add the following sentences at the end:

“During the Term, DIRECTV will provide TiVo with contact information for (i) a DIRECTV employee or contractor responsible for the network connections and ticker servers at DIRECTV that are used to distribute TiVoVision to DIRECTV DVR Receivers via satellite broadcast and (ii) a DIRECTV employee to whom issues may be escalated. In the event of any change in such contact information or assigned personnel, DIRECTV will promptly update TiVo with new contact information for the assigned personnel.”

2.	Technical Support. Section 6.1(a) of the Services Agreement is hereby amended to add the following sentences at the end:

“Notwithstanding the foregoing, until the earlier of (x) the date when conditions are met to allow use of the most recent version of the Authoring Tools provided by TiVo to DIRECTV or (y) [*] from the First Amendment Effective Date (the earlier of (x) or (y), the “EOL Date”), TiVo shall instead provide to DIRECTV[*] such commercially

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

reasonable training and technical assistance related to DIRECTV’s reasonable use of the version of Authoring Tools then in use by DIRECTV and use of TiVo’s server infrastructure, if applicable, in accordance with this Agreement. Following the EOL Date and for the remainder of the Term, at DIRECTV’s option, TiVo will provide such commercially reasonable training and technical assistance related to DIRECTV’s reasonable use of the version of Authoring Tools then in use by DIRECTV (if other than the most recent version of the Authoring Tools provided by TiVo to DIRECTV) and use of TiVo’s server infrastructure, if applicable, in accordance with this Agreement, and DIRECTV will pay TiVo for such training and technical assistance [*] within 30 days of receipt of an invoice from TiVo for such services.”

3.	DIRECTV Lead Generation Files. The following sentence is hereby added to the end of Section 6.7:

“For clarity, TiVo’s obligation to deliver lead generation files as set forth in this Section 6.7, and [*] by DIRECTV, shall [*] the version of Authoring Tools utilized by DIRECTV in connection with distribution of the applicable lead generation objects to DIRECTV DVR Receivers.”

4.	Successors; Assigns. The first four sentences of Section 13.4 are hereby deleted and replaced in their entirety with the following:

“All the terms of this Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the respective parties hereto. Neither party may assign this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may transfer and assign this Agreement, by operation of law or otherwise, to the surviving entity in the event of a sale to, merger with, or acquisition of all or substantially all of such party’s assets by such entity, and each party hereby consents to such assignment in advance; provided, however, in the event of a “TiVo Change of Control” (as defined below), upon the request of DIRECTV, provided [*] notice of such Change of Control is provided by TiVo, this Agreement shall be automatically amended to (i) terminate TiVo’s rights to distribute TiVoVision and I-Preview Tags to DIRECTV DVR Receivers, and terminate TiVo’s rights to associated broadcast time for delivery of content, and (ii) require DIRECTV to pay a license fee of [*] (on a prorated basis) for use of the Authoring Tools thereafter during the remaining Term of this Agreement.”

5.	Effect of Amendment. Except as expressly modified herein, all other terms and condition of the Services Agreement shall remain in full force and effect.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In Witness Whereof, TiVo and DIRECTV have duly executed this First Amendment by their respective duly authorized officers. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

TiVo Inc.		DIRECTV, Inc.

By:	/s/ Edward Lichty	By:	/s/ Romulo Pontual
Name:	Edward Lichty	Name:	Romulo Pontual
Title:	VP, Corporate Development	Title:	EVP & CTO

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